Exhibit 10.46

THIRD AMENDMENT TO CREDIT AGREEMENT

AND CONSENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”) is made and entered into as of April 21, 2015, by and among MARCHEX, INC., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (“Lenders”), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”).

RECITALS

A. On or about April 1, 2008, Borrower, Lenders and Administrative Agent entered into that certain Credit Agreement (together with all amendments, supplements, exhibits, and modifications thereto, the “Credit Agreement”) whereby Lenders agreed to make available to Borrower the credit facilities described therein.

B. Borrower has notified Administrative Agent that it intends to enter into an Asset Purchase Agreement dated as of April 21, 2015 (the “Asset Purchase Agreement”) with NameFind LLC (“Buyer”), GoDaddy.com, LLC, Buyer’s ultimate parent, and MarchexSales, LLC, whereby Buyer will purchase from Borrower and its Subsidiaries certain of their domain names and related assets as more fully described in the Asset Purchase Agreement (the “Sales Transaction”).

C. Borrower has requested that Lenders (1) consent to the Sales Transaction and (2) modify certain provisions of the Credit Agreement. The purpose of this Amendment is to set forth the terms and conditions upon which Lenders will grant Borrower’s requests.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I. AMENDMENT

The Credit Agreement and all of the other Loan Documents are each hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the loans described therein, as well as any extensions or renewals thereof.

ARTICLE II. DEFINITIONS; MODIFICATIONS

As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein, or as the context otherwise requires. Section 1.1 of the Credit Agreement is hereby amended to add or modify (as the case may be) the following defined term:

“Collateral Value Amount” means an amount equal to the sum of:

(a) ***% of Eligible Domestic Accounts Receivable and Eligible Foreign Accounts Receivable;

(b) ***;

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) without duplication, ***% of the net book value of Borrower’s consolidated net fixed assets appearing on its balance sheet as of the time of determination; and

(d) the amount of the liquid assets owned by Borrower or any Subsidiary Guarantor described in Schedule A attached hereto, each multiplied by the advance rate identified therein applicable to such category of liquid asset, and in which Administrative Agent, for the benefit of the Lenders, holds a first, valid and binding perfected security interest, subject only to a financial institution’s right to collect ordinary and customary fees and expenses related to any account maintained at such financial institution and returned items and overdrafts arising from such account.

“Eligible Domestic Accounts Receivable” means the accounts receivable of Borrower and the Subsidiary Guarantors, but excluding the allowance for doubtful accounts, accounts receivable due from Persons not residents of the United States and any accounts receivable in which the Administrative Agent does not hold a first, valid and binding perfected security interest.

“Eligible Foreign Accounts Receivable” means the accounts receivable of Borrower and the Subsidiary Guarantors that satisfy the criteria for qualification as “Eligible Domestic Accounts Receivable” other than being due from a Person that is not a resident of the United States, provided that such accounts are (a) covered by credit insurance acceptable to Administrative Agent, (b) supported by letter(s) of credit acceptable to Administrative Agent, (c) supported by a guarantee from the Export-Import Bank of the United States in form acceptable to Administrative Agent, or (d) are otherwise approved by Administrative Agent on a case-by-case basis in its sole discretion.

ARTICLE III. MODIFICATIONS TO CREDIT AGREEMENT

3.1	Interest Rate

Section 2.4(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a) Interest on the outstanding principal balance of the Revolving Loans shall accrue at one of the following per annum rates selected by Borrower:

(i) upon notice to Administrative Agent, the Applicable Margin plus the greater of (1) zero percent and (2) the one-month LIBOR rate quoted by Administrative Agent from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “Daily Reset LIBOR Rate Loan”); or

(ii) upon a minimum of two New York Banking Days prior notice, the Applicable Margin plus the greater of (1) zero percent and (2) the 1, 2, 3 or 6-month LIBOR rate quoted by Administrative Agent from Reuters Screen LIBOR01 Page or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “LIBOR Rate Loan”).

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

No LIBOR Rate Loan may extend beyond the Revolving Termination Date. In any event, if the Loan Period for a LIBOR Rate Loan should happen to extend beyond t the Revolving Termination Date, such LIBOR Rate Loan must be prepaid at the Revolving Termination Date. If a LIBOR Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the Revolving Termination Date or due to acceleration of the upon default or otherwise, Borrower agrees to pay all of Lenders’ costs, expenses and Interest Differential (as determined by Administrative Agent) incurred as a result of such prepayment. Because of the short-term nature of this facility, Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such LIBOR Rate Loan.

3.2	Financial Condition Covenants

Section 7.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.1	Financial Condition Covenants

(a) Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of Borrower for the four fiscal quarter period then ended to exceed 3.50:1.00.

(b) Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of Borrower for the four fiscal quarter period then ended to be less than 1.20:1.00.

(c) Permit the Total Revolving Extensions of Credit to exceed the Collateral Value Amount at any time.

3.3	Additional Representations and Covenants

The defined terms, representations, and covenants as set forth on Exhibit A attached hereto are hereby incorporated in their entirety into the Credit Agreement.

ARTICLE IV. CONSENT

(a) Provided that no Default or Event of Default otherwise exists at the time of the closing of the Sales Transaction, Lenders hereby (i) consent to the Sales Transaction and (ii) waive the provisions of Sections 6.11 (Deposition of Intangible Assets) and 7.5 (Disposition of Property) of the Credit Agreement to the extent that such provisions would or might be breached as a result of the Sales Transaction.

(b) The consent and waiver set forth in this Article IV shall not be construed to be a release of the Borrower or any other Loan Party from any of the obligations under the Loan Documents to which it is a party. This consent and waiver shall be effective only with respect to the Sales Transaction as described herein and shall not entitle Borrower to any other or additional consent or waiver in any similar or other circumstances.

(c) Concurrently with the closing of the Sales Transaction, Administrative Agent is hereby authorized and directed by Lenders to release Administrative Agent’s security interest in the

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

assets of the Loan Parties sold to Buyer in accordance with the Asset Purchase Agreement, at Borrower’s sole cost and expense. Effective concurrently with the closing of the Sales Transaction, Administrative Agent hereby releases its security interest in and to all of the assets and properties of Borrower and its Subsidiaries sold, assigned or otherwise transferred in connection with the Sales Transaction, and Administrative Agent will promptly execute any and all Uniform Commercial Code financing statement amendments (including any terminations as applicable) or releases, assignments of intellectual property and other such lien release documents as Borrower may reasonably request in order to evidence or otherwise give public notice of such collateral releases (provided, however, that any and all such releases shall be prepared and recorded at Borrower’s expense).

ARTICLE V. CONDITIONS PRECEDENT

The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to Administrative Agent’s satisfaction:

(a) Administrative Agent shall have received this Amendment, duly executed and delivered by the parties hereto and duly acknowledged by each Guarantor.

(b) Administrative Agent shall have received the First Amendment to Guarantee and Collateral Agreement, duly executed by the parties thereto.

(c) Administrative Agent shall have received a true, correct and complete copy of the Asset Purchase Agreement, duly executed by the parties thereto.

(d) The Closing of the Sales Transaction (as defined and described in the Asset Purchase Agreement) shall have occurred or shall occur concurrently with the effectiveness of this Amendment.

(e) All representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date).

ARTICLE VI. GENERAL PROVISIONS

6.1	Representations and Warranties

Borrower hereby represents and warrants to Administrative Agent that as of the date of this Amendment there exists no Default or Event of Default. All representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date). Borrower acknowledges and agrees that all of Borrower’s Indebtedness to Lenders is payable without offset, defense, or counterclaim.

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2	Security

All Loan Documents evidencing Lenders’ security interest in the Collateral shall remain in full force and effect without change in priority, and shall secure the payment and performance of the Loans, as amended herein, and any other Indebtedness owing from Borrower to Lenders.

6.3	Guaranty

The parties hereto agree that all guaranties guaranteeing repayment of the Revolving Loans and all of Borrower’s obligations to Administrative Agent, Lenders and Issuing Lender under the Revolving Facility, as amended by this Amendment, remain in full force and effect and are enforceable without defense, offset, or counterclaim.

6.4	Payment of Expenses

Borrower shall pay on demand all costs and expenses of Administrative Agent incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including, without limitation, reasonable attorneys’ fees incurred by Administrative Agent.

6.5	Survival of Credit Agreement

The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of Borrower’s obligations under the Credit Agreement are satisfied in full.

6.6	Counterparts

This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

6.7	Statutory Notice

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized signatories as of the date first above written.

MARCHEX, INC., a Delaware corporation

By:	/s/ Michael A. Arends
Name: Michael A. Arends
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

By	/s/ Morgan Dipo
Name: Morgan Dipo
Title: Vice President

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GUARANTOR ACKNOWLEDGMENT AND CONSENT

Each undersigned Guarantor hereby (a) acknowledges that it has reviewed and consents to the terms of the foregoing Third Amendment to Credit Agreement, (b) reaffirms its Guaranteed Obligations and agrees that its Guaranteed Obligations guarantees the repayment of the Revolving Loans and Borrower’s other Indebtedness to Lenders under the Revolving Facility, as amended herein and (c) acknowledges that its Guaranteed Obligations remain in full force and effect and are enforceable without defense, offset, or counterclaim.

Effective as of April 21, 2015.

GUARANTORS:

goClick.com, Inc.

By	/s/ Brendhan Hight
Name: Brendhan Hight
Title: President

MARCHEX, LLC

By	/s/ Dan Corcoran
Name: Dan Corcoran
Title: President

MARCHEX SALES, LLC

By	/s/ Brendhan Hight
Name: Brendhan Hight
Title: President

JINGLE NETWORKS, INC.

By	/s/ Dan Corcoran
Name: Dan Corcoran
Title: Vice President

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE A

to Third Amendment to Credit Agreement

Cash Equivalent Type	Advance Rate *

U.S. Bancorp Accounts and Liabilities (Interest Bearing or Discounted as determined by U.S. Bancorp Corporate Treasury Bank Support Department)
U.S. Bancorp Savings, Money Market or Certificate of Deposit Accounts, Commercial Paper (CP) and/or Eurodollars	100%

Non-U.S. Bancorp Accounts and Liabilities
Non-U.S. Bancorp Savings, Money Market, Certificate of Deposit Accounts, and/or Eurodollars	100%

Money Market Funds
Money Market Funds and Money Market Mutual Funds	90%

U.S. Government & Agencies, U.S. Treasuries, U.S. Treasury Inflation-Protected Securities (TIPS), and Government National Mortgage Association (GNMA) Non-Strip Securities
< Five (5) Year Tenor	90%
> Five (5) Year Tenor	80%

Bond / Fixed Income [Muni, Corporate, Convertible Corporate, Variable Rate Demand Notes (VRDN), and Other]
Bonds Rated AA/Aa2 or Better Maturing in < Five (5) Years	80%
Bonds Rated AA/Aa2 or Better Maturing in > Five (5) Years	70%
Bonds Rated BBB+/Baa1 to AA-/Aa3 Maturing in < Five (5) Years	70%
Bonds Rated BBB+/Baa1 to AA-/Aa3 Maturing in > Five (5) Years	60%

Interest Bearing Commercial Paper (CP)
Commercial Paper Rated A-1 / P-1 or Better	80	% **
Commercial Paper Rated A-2 / P-2 to A-1 / P-1	70	% **

Equities / Funds (Listed on National Exchange)
Common Stock and American Depository Receipts (ADR) (> $10 per share or > $5 per share if the total value of outstanding shares is at least $5 Billion	70%
Preferred Stock > $10 per share or > $5 per share if the total value of outstanding shares is at least $5 Billion	70%
Mutual Funds > $5 per share	70%
Exchange Trade Funds (ETFs) > $5 per share	70%

*	Advance rates must be further decreased by an amount of at least 10% when:

•	there is a concentration (defined as a single security that comprises more than 25% of the total market value) in the applicable securities (excludes cash and cash equivalents, U.S. Treasuries, Money Market funds, Mutual Funds, and Exchange Traded Funds (ETFs)); or

•	when the applicable securities are held in an account outside U.S. Bank National Association or its Affiliate.

For example: Based on the maximum advance rates for listed stock (described above), if a single security is a listed stock and it makes up more than 25% of the total market of the stock used in determining the Collateral Value Amount, the maximum advance rate for the single security may be no more than 60% (70% minus 10%). If the security is an account held outside U.S. Bank National Association or its Affiliate, the advance rate is reduced by an additional 10% (to 50%).

**	In instances where Non-interest Bearing Commercial Paper (CP) is taken as collateral, the maximum advance rates outlined above are applied to an appropriate discounted value as determined by U.S. Bancorp Corporate Treasury Bank Support Department.

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

to Third Amendment to Credit Agreement

Additional Definitions

The following definitions shall apply:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Representations

Borrower represents and warrants to Administrative Agent and Lenders, as of the date of this Agreement, as of the date of each disbursement of the Revolving Loan proceeds, as of the date of any renewal, extension or modification of the Revolving Loan, and at all times any Indebtedness exists:

Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a) The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees is a Sanctioned Person. No Revolving Loan or Letter of Credit, use of the proceeds of the Revolving Loan or Letter of Credit or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b) Neither the making of the Revolving Loan hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R.,

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Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.

Covenants

Borrower covenants and agrees with Administrative Agent and Lenders that, while this Agreement is in effect, Borrower and its Subsidiaries will comply with the following covenants:

Use of Proceeds. Borrower will not request any Revolving Loan or Letter of Credit, and Borrower shall not use, and Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Revolving Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.

Compliance with Laws. Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions.

PATRIOT Act Compliance. Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.